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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


MEDIA CONTACT:
Stu Gold
Glowpoint, Inc.
(973) 391-2093
sgold@glowpoint.com
www.glowpoint.com


           GLOWPOINT APPOINTS MICHAEL BRANDOFINO AS PRESIDENT AND CEO
  Company Announces Additional Management Changes as part of Restructuring Plan

HILLSIDE, N.J - APRIL 7, 2006 - Glowpoint, Inc. (OTC:
GLOW.PK), the world's leading broadcast-quality IP-based video communications service provider, announced today that the Board of Directors has appointed Michael Brandofino as President and Chief Executive Officer. Mr. Brandofino was recently named Chief Operating Officer and has served as Chief Technology Officer of Glowpoint since 2001. He was President of Johns Brook Company at the time it was acquired by Wire One, Glowpoint's predecessor company, in 2000. Mr. Brandofino has also been named to the Board of Directors.

Mr. Brandofino was the catalyst in building and developing the Glowpoint network launched in 2000, delivering new advanced technologies and applications to customers and building out one of the industries foremost IP-video research and development departments. More recently, he has been instrumental in establishing and building many of Glowpoint's cross-industry strategic corporate relationships. In November, he was named as a finalist in the New Jersey Technical Council's top CIO/CTO of the year in 2005.

In addition to Mr. Brandofino's appointment, Joe Laezza, Vice President of Operations since March 2004, has been promoted to Chief Operating Officer and Ed Heinen, currently Glowpoint's acting CFO, has been named to the Chief Financial Officer position. Mr. Laezza has extensive operational experience in the telecommunications sector from his positions at Con Edison Communications, AT&T and XO Communications. Mr. Heinen joined GlowPoint as Vice President of Finance in February 2005, and brings over 20 years of public company financial management experience. Mr. Laezza and Mr. Heinen have been instrumental in developing and implementing many of the components of the recently announced corporate restructuring plan.

As part of the Company's recently announced restructuring plan, David Trachtenberg, Glowpoint's President and CEO since October 2003, is leaving the Company. Mr. Trachtenberg will act as a consultant to Glowpoint through April 28, 2006 to facilitate a smooth transition to the new management team.

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"Glowpoint has the key elements for a successful business, including a great product, loyal customers, a consistent residual revenue model and a proven track record in managing change," stated Michael Brandofino, president and CEO of Glowpoint. "Our game plan is simple. We will continue to accelerate cost savings and to focus on sales efforts that drive profitable revenue. We are encouraged by the results from our restructuring activities launched in the fourth quarter of 2005 and are confident in our stated objective of being cash flow positive by the end of this fiscal year."


ABOUT GLOWPOINT

Glowpoint, Inc. (OTC: GLOW.PK) is the world's leading broadcast quality, IP-based video communications service provider. Glowpoint operates a video communications service featuring broadcast quality images with telephone-like reliability, features and ease-of-use. The Glowpoint network spans four continents and carries on average over 60,000 video calls per month worldwide. Glowpoint is headquartered in Hillside, New Jersey. To learn more about Glowpoint, visit us at www.glowpoint.com.

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for our services; competition from other video communications service providers; and the availability of sufficient financial resources to enable us to expand our operations, as well as other risks detailed from time to time in the our filings with the Securities and Exchange Commission.

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